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                           MANUFACTURING SERVICES AGREEMENT



    MANUFACTURING SERVICES AGREEMENT, dated as of January 31, 1996, entered into between The Stroh Brewery Company, an Arizona corporation ("Stroh") and Portland Brewing Company, an Oregon corporation ("PBC").

    WHEREAS, PBC, as an alternating proprietor at the Source Plant, desires to enter into this agreement with Stroh for the Manufacturing Services, and Stroh is willing to do so on the terms hereinafter set forth.

    NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties agree as follows:



SECTION 1.           DEFINITIONS.

    As used herein, the following capitalized terms shall have the following meanings:

    "BARREL": A quantity equal to 31 U.S. gallons.

    "BRANDS": Collectively, Oregon Honey brand beer and Wheatberry Brew brand beer. Individually, Oregon Honey beer and Wheatberry Brew beer are referred to herein as "Brand."

    "BRAND ATTRIBUTES":    As defined in Section 2.4.

    "CONSEQUENTIAL DAMAGES":      Damages suffered by PBC or Stroh and
consisting of those elements generally treated by law as consequential, including, without limitation, secondary effects such as negative public opinion or a decrease in sales or profits suffered by PBC or Stroh, resulting in whole or in part from the performance or non-performance by PBC or Stroh of this Agreement.

    "INITIAL BRAND ATTRIBUTES":      As defined in Section 2.4.

    "MANUFACTURING SERVICES":     The services provided to PBC by Stroh in the
manufacture and packaging of the Brands at the Source Plant, including, but not limited to, the provision of the brewing services, facilities, employees, storage, order taking, and logistic services.


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    "MANUFACTURING SERVICES PRICE":    As defined in Section 4.

    "MINIMUM QUANTITY":       As defined in Section 3.

    "ORDER CYCLE":     The four or five week shipping period that starts with
the first Monday of each month and ends with the last week of such month which includes a Monday.

    "PBC PROVIDED MATERIALS:   Collectively, hops used for the manufacturing of
the Brands, blackberry flavor and essence used for the manufacturing of Wheatberry Brew brand, and half-barrel packaging units used for the packaging of the Brands.

    "SHIPMENT CHARGES":      As defined in Section 7.

    "SHIPPING UNIT": A particular type, style, size, and configuration of packaging for a Brand.


    "SOURCE PANT": The brewery located in St. Paul, Minnesota, which is owned by Stroh and which, during the term hereof, will be operated from time to time by PBC under a federally approved alternating proprietorship.

    "STORAGE CHARGES":     As defined in Section 6.

    "UNIQUE MATERIALS":    Raw materials and packaging materials used in the
manufacturing and packaging of the Brands which are not used by Stroh in the manufacturing and packaging of Stroh's malt beverage products.



SECTION 2.          ALTERNATING PROCEDURES.

    2.1. BASIC OBLIGATIONS. Commencing on or about March 31, 1996, and continuing through the term hereof, PBC and Stroh agree to enter into an alternating proprietor relationship, whereby Stroh agrees to allow PBC to manufacture the Brands at the Source Plant and in connection therewith to provide Manufacturing Services to PBC. PBC agrees to pay Stroh for the Manufacturing Services in accordance with the terms and conditions set forth in this Agreement.



    2.2. STATEMENT OF ALTERNATION. In connection with the alternation, PBC and Stroh agree to establish a monthly schedule based on PBC's quantity requirements, which sets forth the days the Brands will be manufactured by PBC. At any time during the schedule that a piece of equipment, pipeline, filter, kettle, tank, bottling line, racking line, etc. (collectively, the "Equipment") at the Source Plant is being used for the production of the Brands, such


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Equipment shall be alternated to PBC.  PBC shall be responsible for maintaining records indicating the time that a piece of Equipment is used by PBC. Upon a piece of Equipment first being used by PBC, a record of that use shall be made and PBC shall thereupon become and remain as the proprietor of such Equipment until PBC ceases to use such Equipment and tenders it back to Stroh. PBC and Stroh shall take whatever steps are necessary to ensure that the Brand(s) and the Stroh products are at no time commingled during the production process; provided, however, raw materials utilized by PBC may at times be commingled with those of Stroh. In addition, the finished Brand(s) shall at all times be segregated from finished products which are produced and owned by Stroh or other alternating proprietors.

    2.3. FEDERAL MONTHLY REPORTS AND EXCISE TAX RETURNS. As the manufacturer of the Brands, PBC shall be responsible for all Federal monthly brewer's reports and excise tax returns to be filed on behalf of the Brands. In addition, PBC shall be responsible for obtaining Federal label approvals, filing Federal statements of process and providing for state brand registrations for the Brands. Stroh agrees to provide to PBC the services necessary to enable PBC to meet its monthly federal filing requirements, including but not limited to the preparation of ATF Forms 5130.9 and 5000.24.

    2.4. BRAND ATTRIBUTES. The brewing formulas, quality specifications and manufacturing processes for each Brand (collectively, the "Brand Attributes") will be separately agreed upon and documented by the parties. The Brand Attributes first agreed upon and so documented shall be designated as, and referred to herein as, the "Initial Brand Attributes."



    2.5. PRODUCT QUALITY.

    A. Stroh will provide Manufacturing Services in compliance with the Brand Attributes, using the same standards of compliance Stroh utilizes for its similar brands of malt beverages.

    B. PBC has the right, at PBC's expense, to have employees or other agents on site at the Source Plant to monitor the performance of the Manufacturing Services, and perform any additional testing upon the Brands in order to verify compliance with the quality specifications.

    C. Shipping Units that do not meet the quality specifications will not be shipped. The Manufacturing Services Price shall not be due with respect to any such Shipping Units except to the extent that such failure to meet the quality specifications is the result of the directives of PBC's employees or agents.

    2.6. INGREDIENTS AND PACKAGING. As part of the Manufacturing Services, Stroh will purchase on behalf of PBC all raw materials and packaging materials for the Brands, including Unique Materials; provided that except as otherwise agreed from time to time, Stroh shall not purchase or otherwise provide the PBC Provided Materials, all of which will


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be provided to Stroh at the Source Plant by, and at the sole cost and expense of, PBC. Stroh has no obligation to use in the performance of the Manufacturing Services any raw materials or packaging materials which are not compatible with Stroh's then existing brewing and packaging capabilities and equipment at the Source Plant. Stroh will maintain commercially reasonable inventory levels of raw materials and packaging materials for the Brands, and will, as requested by PBC, confer with PBC from time to time to review such inventory levels. The parties agree to confer regarding the direct purchase by Stroh of the blackberry flavor and essence used for the production of Wheatberry Brew. To the extent that Stroh directly purchases such flavor and essence ingredients, they shall no not be deemed to be part of the PBC Provided Materials, and, PBC acknowledges that such purchases by Stroh will result in an increase of the Manufacturing Services Price for Wheatberry Brew.

    2.7. INCIDENTAL PACKAGING COSTS: PACKAGING CHANGES.

         A. Provided PBC has authorized in writing the specific expenditure in advance, PBC will reimburse Stroh promptly upon invoicing by Stroh for the actual out of pocket cost of all tooling, dies, cylinders and plates which must be specially purchased or otherwise paid for by Stroh for packaging materials used for the Brands.

         B. In the event that Stroh makes packaging or processing chances with its own products which make it desirable to implement such changes with the Brand(s), the parties will confer with a view toward reaching a reasonable accommodation of such change(s).



SECTION 3.    OBLIGATIONS RELATING TO MANUFACTURING SERVICES.

    3.1. MANUFACTURING SERVICES LIMITATIONS: TERM.

         A. PBC shall have no obligation to require Manufacturing Services. Stroh shall have no obligation to perform the manufacturing and packaging components of the Manufacturing Services with respect to (i) volumes of the Brands collectively exceeding 20,500 Barrels in any Order Cycle (the "Maximum Volume"), and (ii) brew sizes and packaging runs which do not meet the respective increment requirements set forth in Section
5.2. Shipments of the Brand are subject to Section 6.

         B. Unless otherwise terminated by the parties hereto, this Agreement shall terminate on March 31, 1997; provided that, subject to Sections 4. 1. and 10.2., PBC shall have the right to cause this Agreement to be successively renewed from year to year commencing April 1, 1997, by giving-not less than 90 days prior written notice to Stroh. The parties agree that on or before December 31, 1996, and, if applicable, on or before December 31 or each year thereafter, they will confer to discuss their respective intent with respect to renewal or termination of this Agreement as of the next April 1.


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C.  In the event that during any Order Cycle PBC requests Manufacturing
Services for a number of Barrels of the Brand(s) in excess of the Maximum Volume, Stroh;(i) shall be obligated to provide the Manufacturing Services up to the Maximum Volume, and (ii) will advise PBC within 10 days of such request if Stroh will provide the Manufacturing Services for such excess volume.

    3.2. TERMINATION OF OPERATIONS AT SOURCE PLANT. Stroh reserves the right to terminate operations at the Source Plant, in which event this Agreement will automatically terminate without liability to PBC. Unless a termination of operations results from force majeure, Stroh will provide PBC not less than sixty (60) days prior written notice of such termination of operations.



SECTION 4.    THE MANUFACTURING SERVICES PRICE.

         4.1. General. PBC will pay Stroh the Manufacturing Services Price for each Shipping Unit for which Stroh performs the Manufacturing Services pursuant to this Agreement. The Manufacturing Services Price, F.O.B. the Source Plant, is an amount equal to the applicable Cost Component plus the Applicable Taxes. In the event this Agreement is renewed by PBC as provided in Section 3. 1. B., then, commencing on, and effective as of, April 1, 1997, and on and effective as of April 1 of each successive year that this Agreement is so renewed, Stroh shall have the right in its sole discretion to set a new Manufacturing Services Price for each Brand. Stroh shall give PBC not less than 60 days prior written notice of each such new Manufacturing Services Price. In addition to the Manufacturing Services Price, PBC will pay applicable Shipment Charges and Storage Charges.



         4.2. COST COMPONENT.

              A. Subject to the adjustments as provided in Section 4. 1. and the reconciliation payments provided for in Section 4.2.B., the applicable Cost Component for each Shipping Unit of each Brand manufactured at the Source Plant is as follows:

SHIPPING UNIT                            OREGON HONEY          WHEATBERRY BREW

Four six packs of 12 ounce                   The information set forth in this
non-returnable bottles:                      space is confidential and has
Two twelve packs of 12 ounce                 been omitted.  Such information
non-returnable bottles:                      has been filed separately with
Twelve 22 ounce bottles:                     the Securities and Exchange
One half-barrel (containing                  Commission.
15.5 US gallons):


The 12 ounce non-returnable bottles identified above are style "BS." The 22 ounce bottle referred to above are Stroh's standard 22 ounce bottle.




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              B.   The applicable Cost Components set forth in Section 4.2.A.
include a cost for malt as of January 1, 1996 (such cost for malt, adjusted as provided below, being herein referred to as the "Base Cost"). Subsequent to each calendar quarter that this Agreement or any renewal hereof is in effect, Stroh will perform a reconciliation comparing the Base Cost to the actual costs paid by Stroh for malt used in the manufacturing of the Brands shipped during such calendar quarter (the "Actual Cost"). If the Actual Cost is higher than the Base Cost, PBC will pay Stroh, within 10 days of invoice from Stroh, the difference between the Actual Cost and the Base Cost. If the Base Cost is higher than the Actual Cost, Stroh will pay PBC within 30 days of the end of such calendar quarter the difference between the Base Cost and the Actual Cost. In the event this Agreement is renewed by PBC as provided in Section 3. l.B., then, effective April 1, 1997, and effective April 1 of each successive year this Agreement is so renewed, the Base Cost shall be adjusted by Stroh to reflect the then applicable cost for malt. Base Cost and Actual Cost shall be calculated without regard to discounts obtained by Stroh as a result of credit terms. With each quarterly reconciliation, Stroh will provide PBC with a statement identifying the changes in cost, and, upon the request-of PBC, will provide PBC with appropriate back-up documentation evidencing-such change in cost.

              C.   The Cost Component for all Shipping Units not identified in
Section 4.2.A., and for all formulations of the Brands having Brand Attributes other than the Initial Brand Attributes, shall be as set by Stroh prior to the commencement of the performance of the Manufacturing Services with respect to such Shipping Units and formulations of the Brands. Once so set, such Cost Component shall be subject to adjustments and reconciliation's as provided in Sections 4. 1. and 4.2.B.



         4.3. APPLICABLE TAXES.

         PBC, as manufacturer under the alternating proprietorship, shall be responsible for payment of all federal, state, and local excise taxes relating to the Brands. However, for purposes of this Agreement, "Applicable Taxes" shall be those federal, state and local excise taxes, if any, which Stroh is required by law to pay and does pay as a result of providing the Manufacturing Services.

         4.4. DUE DATE.

              A. The Manufacturing Services Price shall be due and payable for each Shipping Unit manufactured hereunder not later than the earlier of the tenth day following shipment of such Shipping Unit and the 30th day following the packaging of such Shipping Unit. Stroh will provide PBC with invoices for such amounts pursuant to such procedures as the parties may agree upon from time to time. Notwithstanding the foregoing, the extension of credit is subject to ongoing approval by Stroh. In the event Stroh reasonably concludes that such extension of credit is not prudent from a commercial perspective, Stroh may require full payment of the Manufacturing Services Price prior to performance of the Manufacturing Services.


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              B.   In the event of a dispute as to an amount due, only the
disputed amount may be withheld.

              C.Payments are to be made by PBC to Stroh via the Stroh ACH debit system as shall be in effect from time to time.


SECTION 5.    ORDER SATISFACTION.


    5.1. ORDERS FOR THE BRAND. Stroh will commence the performance of the Manufacturing Services for particular Shipping Units upon notice from PBC. Such notice shall be in such form and upon such terms as the parties shall agree from time to time. Upon receipt of such notice, Stroh will notify PBC of the anticipated production date; it being understood that the production of particular Shipping Units must be coordinated with Stroh's detailed production schedule.

    5.2. BREW SIZE AND SHIPPING UNIT INCREMENT REQUIREMENTS.

         A. Stroh shall only be required to perform the manufacturing component of the Manufacturing Services with respect to minimum brew size of 820 Barrels, and beyond that in increments of 410 Barrels. A Barrel is 31 US gallons.

         B. Stroh shall only be required to perform the packaging component of the Manufacturing Services with respect to packaging runs for identical Shipping Units which meet the respective Minimum Run Requirement and Additional Increment Requirement set forth below:


                                       Minimum             Additional
                                       Run                 Increment
Shipping Unith                         Requirement         Requirement
- -------------                          -----------         -----------

Four six packs of 12 ounce
    non-returnable bottles:               5,500               2,750
Two twelve packs of 12 ounce
    non-returnable bottles:               5,500               2,750
Twelve 22 ounce bottles:                  6,250               3,125
One half-barrel (containing
    15.5 US gallons):                       820                 410



SECTION 6.           LOGISTIC SERVICES; STORAGE CHARGES.

         6.1. Delivery of all Shipping Units to PBC or PBC's wholesalers will be at the dock of the Source Plant. Stroh will load trucks in accordance with Stroh's policies in effect for Stroh's own brands from time to time. At the request of PBC, and to the extent permitted by applicable law and commercially reasonable for Stroh, Stroh will load the Brand(s) with Stroh's products to be shipped to a wholesaler common to Stroh and PBC.


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    6.2. Responsibility for securing and paying for carrier service for the
Brand will be solely that of PBC or PBC's wholesalers, except that Stroh shall have the right to secure carrier service at PBC's expense in the case of "No Shows" (as that term is defined from time to time by Stroh with respect to deliveries to Stroh's wholesalers). Timing and other details relating to the shipment of the Brands are to be arranged directly between PBC or PBC's wholesalers and the Source Plant personnel designated by Stroh.

    6.3. PBC will pay Stroh storage and handling fees (collectively, "Storage Charges") of ten cents ($0. 10) per Shipping Unit for each full thirty day period such Shipping Unit is held by Stroh after packaging and before shipping. Storage Charges shall be due and payable within ten (10) days of invoice.



SECTION 7.           SHIPMENT CHARGES.

    PBC will pay Stroh Shipment Charges of $12.00 per pallet, $5.00 per standard filler, and $2.00 per hanging filler delivered with each shipped load of the Brand(s). Shipment Charges shall be due and payable within ten (10) days of invoice. These charges are deposit amounts and will be returned or otherwise credited to PBC when the items are returned to the Source Plant.



SECTION 8.            STATE AND FEDERAL REGULATIONS.

    Stroh and PBC acknowledge that certain licenses and label and packaging approvals must be obtained with respect to the Brands from appropriate federal and state authorities from time to time during the term of the Agreement. PBC, as the manufacturer under the alternating proprietorship, will be solely responsible for regulatory compliance in this regard and will obtain all, such licenses and approvals; provided that (i) Stroh will in all instances cooperate with PBC in this regard and provide to PBC such information and documentation regarding the Source Plant as shall be required for PBC to obtain such regulatory approvals, (ii) in those instances that Stroh as the provider of the Manufacturing Services is required by law to obtain such licenses and approvals, Stroh will use its commercially reasonable efforts to do so, and (iii) PBC shall reimburse Stroh all out of pocket costs incurred by Stroh in fulfillment of its obligations under this Section 8. PBC and Stroh will make available to each other information and assistance necessary to complete all applications and requests for approval.



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SECTION 9.           MARKETING AND SALES.

    9.1.  GENERAL.

           A. The sale of the Brand(s) to PBC's wholesalers and all marketing and promotional activities incident to sale and distribution of the Brand(s) will be the sole obligation and responsibility of PBC.

           B. PBC will be responsible for appointing PBC's wholesalers for the Brands. As directed by PBC, Stroh will release shipments of the Brand(s) to PBC or PBC's wholesalers.

    9.2. SALE PRICING, INVOICING AND CREDIT RISK. PBC assumes all responsibility and obligation for sale pricing and credit terms relating to the Brands, and for invoicing PBC's wholesalers. All risk of payment and collection arising out of the sale of the Brands is solely that of PBC. Stroh has no right to any information regarding the pricing or credit terms set by PBC.



SECTION 10.   TERMINATION RIGHTS; POST-TERMINATION OBLIGATIONS.

    10.1. TERMINATION RIGHTS OF PBC. PBC has the right to terminate this Agreement upon notice to Stroh:

           A. Immediately, if for reasons other than force majeure, Stroh fails during any Order Cycle to provide the Manufacturing Services with respect to Shipping Units required hereunder to be produced by the performance of Manufacturing Services; it being agreed that such required production shall include volumes of the Brands in excess of the Maximum Volume to the extent Stroh agreed to provide Manufacturing Services for such excess in accordance' with Section 3. 1. C.; and

           B. Upon five business days of such notice, if Stroh fails to cure its failure to fulfill any other obligations of Stroh hereunder.



    10.2. TERMINATION RIGHTS OF STROH. Stroh has the right to terminate this Agreement upon notice to PBC:



           A. Upon five business days of such notice, if PBC fails to pay the Manufacturing Services Price previously due, provided that Stroh may terminate this Agreement immediately upon such notice if three times within any rolling eight month period PBC has failed to pay the Manufacturing Services Price when due and Stroh has given PBC written notice of such three failures prior to receipt by Stroh of payment in respect of such failure;


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           B. Upon five business days of such notice, if PBC fails to pay any other amount then due Stroh hereunder, including, without limitation, any Shipment Charges or Storage Charges; and

           C. Upon six months of such notice, at will and for any reason or no reason, provided that Stroh may not so terminate this Agreement effective prior to March 31, 1997.

    10.3.  MUTUAL TERMINATION RIGHTS.  Either party may terminate this
Agreement immediately, upon notice to the other party, if the parties have failed to reach an agreement upon the Initial Brand Attributes within 60 days of the date hereof.

    10.4. POST-TERMINATION OBLIGATIONS. At the expiration or other termination of this Agreement PBC shall purchase for cash from Stroh, at Stroh's cost, all undamaged packaging material and Unique Materials acquired by Stroh on behalf of PBC for the purpose of performing the Manufacturing Services, and shall purchase for the Manufacturing Services Price all finished Shipping Units in inventory and produced pursuant to notification delivered under Section
5. All rights and obligations accrued under this Agreement prior to the expiration or other termination hereof shall survive such expiration or termination.



SECTION 11.   TRADEMARKS, TRADE NAMES AND COPYRIGHTS.

    All names, designations and designs by which PBC's products are known or identified are set forth on Exhibit 11 and are herein referred to as "Trademarks." Stroh is granted a limited license to use the Trademarks solely for the purpose of assisting PBC in producing and delivering the Brands, subject to the following limitations: (i) this license is non-transferable and terminates automatically upon termination of this Agreement or any extension hereof, (ii) Stroh may not sub-license others, (iii) the Trademarks shall be used only as pre-approved by PBC, (iv) no Trademark shall be used in combination with any name, mark, slogan or other designation of Stroh or any third party controlled by Stroh, and (v) the Trademarks shall be used in the company of the appropriate designation symbol and shall be attributed to PBC. Stroh acknowledges that the public associates the Trademarks with PBC's goods. Stroh shall have no rights regarding the Trademarks except the license, hereby granted, and waives any claim against PBC's rights in the Trademarks.

SECTION 12.   IDEMNIFICATION; PRODUCT RETURN.

    12.1.     INDEMNIFICATION OF STROH.

              A. PBC will indemnify and hold Stroh harmless from and against any loss, costs, expense or other damage, including without limitation, reasonable attorneys'' fees and



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expenses resulting from, arising out of or incurred with respect to each claim made against Stroh by any third party or parties for infringement, invasion or other misappropriation of any patent, trademark or any other proprietary rights used by Stroh at the direction of PBC in connection with Stroh's performance of this Agreement.

         B. PBC will indemnify and hold Stroh harmless from and against all loss, costs, expense or other damage, including, without limitation, reasonable attorneys' fees and expenses, resulting from, arising out of, or incurred in connection with all claims (i) of noncompliance with federal, state, or local statutory or common law requirements of packaging designs, including without limitation the design and content of labels, and of packaging materials supplied or designated by PBC for the Brands directly or through PBC's packaging specifications, if any, constituting part of the Brand Attributes, (ii) with respect to or based upon the distribution, sales, marketing, promotion, or consumption of the Brand(s), except to the extent Stroh is responsible therefor and provided that Stroh will not be deemed responsible merely by virtue of having performed the Manufacturing Services pursuant to this Agreement; (iii) with respect to or based upon the inherent properties and/or characteristics of the Brand(s) as a malt beverage, including, by way of example and not of limitation, health and intoxicating effects of the Brand(s), and (iv) for personal injury or property damages caused by impurities, defects, or adulterations of any kind in the PBC Provided Materials; provided that in no event shall PBC be liable for Consequential Damages.



    12.2. INDEMNIFICATION OF PBC. Stroh will indemnify and hold PBC harmless from and against all loss, costs, expense or other damage, including, without limitation, reasonable attorneys'' fees and expenses, resulting from, arising out of or incurred in connection with all claims made against PBC by any party or parties for personal injury or property damage caused by impurities, defects, or adulterations of any kind (excepting alleged inherent properties and/or characteristics contemplated by Section 12. I.B. (iii)and excepting such impurities, defects, or adulterations in PBC Provided Materials as contemplated by Section 12. l.B. (iv)) in (i) the Brand(s) produced by Stroh's performance of the Manufacturing Services, or (ii) the packaging materials used in the performance of the Manufacturing Services; provided that in no event shall Stroh be liable for Consequential Damages.



    12.3. RETURN OF THE BRANDS. All demands by PBC or PBC's wholesalers for return of Brand(s) manufactured hereunder will be the sole responsibility of PBC; provided however, where any such demand results from Stroh's failure to comply with its obligations under this Agreement, Stroh will be solely responsible for all costs related to such return (including the Manufacturing Services Price, sampling, transportation and destruction, if necessary).


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    12.4.     SURVIVAL.  The indemnity provisions of this Section 12 and elsewhere in this Agreement shall (i) survive expiration or other termination of this Agreement, (ii) include defense and indemnity for the employees and agents of the indemnified party, and (iii) include the right of the indemnifying party to defend the claim through counsel selected by the indemnified party (subject to the reasonable approval of the indemnified party).



SECTION 13.         FORCE MAJEURE.

    Notwithstanding anything in the Agreement to the contrary, Stroh will not be liable to PBC for any failure to perform hereunder which results from:

    13.1. Events beyond Stroh's reasonable control, including without limitation, acts of God, fires, explosions, earthquakes, raw material shortages, energy shortages and strikes or other labor problems; or

    13.2. The temporary shutdown of a Source Plant for maintenance, holidays, inventory adjustments and other routine short-term, temporary stoppages of production.

    This Agreement may not be terminated by PBC as a result of any such failure to perform. This Section 13 shall not apply to obligations of Stroh under Sections 12.2 and 12.3.



SECTION 14. PRODUCT AND PACKAGING WARRANTY AIND COVENANT.

    PBC represents, warrants and covenants to Stroh that the formulas for the Brands and all packaging material and designs, including label designs and content, supplied or designated by it hereunder will comply with all applicable federal, state, and local laws and regulations and will not infringe any copyright, trademark, trade name or other proprietary right of any third party. It is expressly acknowledged that Stroh has not approved, and has no obligation to approve, from a governmental regulatory perspective, the Brands, their respective name, formulas, labeling, and other Brand Attributes.

SECTION 15.   PRODUCT LIABILITY INSURANCE

    Stroh and PBC will each procure, prior to Stroh performing the Manufacturing Services, and maintain in full force and effect during the term of this Agreement and any extensions or renewals hereof, product liability insurance coverage with a minimum annual aggregate limit of One Million Dollars ($1,000,000.00). Such respective policy or policies will be written by an insurance company or companies reasonably satisfactory to the other party and in a form reasonably satisfactory to the other party. Upon request of the other party, Stroh and PBC will (i) have the other party named as an additional insured under such


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party's insurance policy, and (ii) provide to the other party certificate(s) of insurance which set forth the coverage and policy limits of such policy or policies, and which certify blanket contractual coverage.



SECTION 16.            LIMITATION PERIODS ON CLAIMS.

    All claims hereunder must be brought no later than one (1) year after such claim arose or the party having such claim shall be deemed to have waived and forever released it; provided that for this purpose, an indemnity claim under
Section 12 will be deemed to have arisen at the time the party asserting the claim first became aware of such claim.

SECTION 17.    NOTICES.

    Notices or other communications required or permitted hereunder will be sufficiently given if personally delivered, or if sent by certified mail, return receipt requested, postage prepaid, or if sent by commercial overnight delivery service, or if sent via facsimile (with confirmation of receipt or good transmission), addressed as follows:


If to Stroh:

    The Stroh Brewery Company
    100 River Place
    Detroit, MI 48207
    Attention:   V. M. Abatemarco, Treasurer
    Facsimile:   313-446-2816


with a copy to:

    The Stroh Brewery Company
    100 River Place
    Detroit, MI 48207
    Attention:     G. E. Kuehn, Sr.  Vice President, General Counsel and
    Secretary
     Facsimile:    313-446-2756

If to PBC:

    Portland Brewing Company
    2730 NW 31st Avenue
    Portland, OR 97210
    Attention:     Tony Adams, President
    Facsimile:   503-226-2702


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with a copy to:

    John D. Guinasso, Esq.
    Lane Powell Spears Lubersky
    520 S. W. Yamhill Street
    Portland, OR 97204
    Facsimile:     503-224-0388

or to such other person(s) and address(es) as shall be furnished by like notice by such party. Notice given in accordance with this provision shall be deemed to have been given and effective when received, which in the case of certified mail or overnight courier, shall be on the date return or other receipt indicates delivery was made.

SECTION 18.    ENTIRE AGREEMENT, AMENDMENT AND WAIVER.

    This Agreement embodies the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements with respect thereto. Except as otherwise specifically provided herein, this Agreement may be terminated or amended and any provision may be waived, but only in writing signed by an officer of the party against whom such termination, amendment or waiver is sought to be enforced.



SECTION 19.    APPLICABLE LAW.

    This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan.


SECTION 20.     COUNTERPARTS.

    This Agreement may be executed one or, more of counterparts, all of which together constitute one Agreement.

SECTION 21.    CAPTIONS.

    Captions to Sections and sub-Sections of this Agreement have been included solely for the sake of convenient reference, and are entirely without substantive effect.

SECTION 22.    SUCCESSORS.

    This Agreement is binding upon, and the benefits hereof inure to, the parties hereto and their respective successors and assigns; provided that neither this Agreement nor any right or obligation under this Agreement may be assigned by either party without the written consent of the other party hereto, which party will not unreasonably withhold such consent, and except that no consent is necessary for an assignment (an "Affiliated Assignment") to a wholly-owned subsidiary or the parent of a party, but an Affiliated Assignment will not relieve the assignor of its obligations hereunder, and assignor will give prompt written notice of such Affiliated Assignment to the other party.



SECTION 23.    NO THIRD PARTY BENEFICIARIES.

    Stroh and PBC agree that this Agreement is solely for their benefit and it does not nor is it intended to create any rights in favor of, or obligations owing to, any third parties.

SECTION 24.    CONFIDENTIALITY.

    24.1. Stroh and PBC agree not to publicly disclose the terms, conditions and other details of this Agreement without the prior written consent of the other party, except as required by law, and then, to the extent possible, only upon prior notice to the other party.

    24.2. In order to perform this Agreement, Stroh and PBC will be required to share information about each company and its operations, respectively. All information shared between Stroh and PBC (including, but not limited to, any formula, recipe, or process used for the products of PBC) prior and subsequent to the execution of this Agreement shall be deemed "Confidential Information" unless, prior to the time of such disclosure, the same is known by the receiving party or generally known in the public domain, or, subsequent to the time of its disclosure hereunder, the same becomes generally known in the public domain other than as a result of a breach of this Section 24.2. All Confidential Information shall be deemed proprietary to the party giving such Confidential Information and shall be held as confidential by the other party. Each party hereby agrees (i) not to disclose any Confidential Information of the other party to any third party whomsoever, except as required by law, and then, to the extent possible, only upon prior notice to the other party, (ii) not to use any Confidential Information of the other party for its own benefit or adversely to the other party (Confidential Information shall be used for the purpose performance hereunder and not otherwise), and (iii) to immediately return all forms of Confidential Information, whether written or on computer disk or otherwise upon termination of this Agreement. All work product prepared on the basis of Confidential Information shall be treated as Confidential Information.



SECTION 25. DISPUTE RESOLUTION.

    All controversies and claims between Stroh and PBC arising out of or relating to this Agreement, or the breach thereof, which are not settled by the parties through negotiation, shall be settled by arbitration administered by the American Arbitration Association ("AAA") in accordance with its applicable rules, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Either party may initiate such arbitration proceeding which shall be filed in the Michigan regional office of the AAA.


SECTION 26. NO PARTNERSHIP INTENDED OR CREATED.

    The parties intend that the relationship between them shall be solely that of alternating proprietors of the Source Plant. Nothing contained in this Agreement shall be deemed to create a partnership, joint venture, joint tenancy, agency, or co-ownership relationship between the parties. PBC shall not be responsible or liable for the debts, losses, obligations, or duties of Stroh with respect to the Source Plant or otherwise. All obligations to pay real property or other taxes, assessments, insurance premiums, wages, and all other fees and costs arising from the ownership, operation, or occupancy of the Source Plant and to perform all agreements and contracts relating to the Source Plant shall be the sole responsibility of Stroh, excepting obligations of PBC under this Agreement. The parties understand and agree that all employees at the Source Plant are employees of Stroh, and that Stroh shall be solely responsible for paying all applicable employee benefits, insurance premiums, and tax or other withholding.



IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written



PORTLAND BREWING COMPANY,                  THE STROH BREWERY COMPANY,
an Oregon corporation                      an Arizona corporation


By: /S/ CHARLES A. ADAMS                    By:  /S/ VINCENT M. ABATEMARCO
    -------------------------                    ----------------------------
    Charles A. Adams                             Vincent M. Abatemarco
    President                                    Treasurer

                                      EXHIBIT 11

                                  TRADEMARK SCHEDULE

                                    AS OF 01/22/96


                        WHEAT BERRY BREW AND OREGON HONEY BEER

I.  COMMON LAW RIGHTS:

    Distribution in various states under the following four marks.

- -  WHEAT BERRY BREW (word)
- -  WHEAT BERRY BREW (word & design) ( see III. A. California.)
- -  OREGON HONEY BEER (word )
- -  OREGON HONEY BEER (word & design) (see III. B. California.)


II. FEDERAL TRADEMARK APPLICATION FOR REGISTRATION:

    One pending federal application for Oregon Honey Beer Label design (see Ex. B).

- -  Design and
   PORTLAND BREWING 1339 OREGON HONEY BEER BREWED WITH REAL HONEY BLONDISH GOLD AND LIGHT BODIED, OHB OFFERS A HINT OF HONEY FLAVOR WITH A CRISP, DRY FINISH

Goods: Malt beverages, namely beer and ale

III.     STATE TRADEMARK REGISTRATIONS:

Multiple state registrations for both marks as follows:

    A.  WHEAT BERRY BREW

- -------------------------------------------------------------------------------
STATE         MARK                               GOODS
- -------------------------------------------------------------------------------
California    WHEAT BERRY BREW                   Malt beverages, namely beer
                                                 and ale

              A banner and shield design
              with a decorative floral berry
              and wheat design,on which the
              following words appear:
              PORTLAND BREWING PRODUCT
              NO. 13 WHEAT BERRY BREW BEER
              FLAVORED WITH MARIONBERRY
              AND OTHER NATURAL FLAVORS
              CRISP AND REFRESHING, WITH
              THE SMOOTH CHARACTER OF
              WHEAT AND THE PURE ESSENCE
              OF OREGON MARIONBERRIES

- -------------------------------------------------------------------------------
Colorado      WHEAT BERRY BREW                   Malt beverages, namely beer
                                                 and ale

- -------------------------------------------------------------------------------
Oregon        WHEAT BERRY BREW                   Malt beverages, namely beer
                                                 and ale

- -------------------------------------------------------------------------------
Washington    WHEAT BERRY BREW                   Malt beverages, namely beer
                                                 and ale

- -------------------------------------------------------------------------------

B.       OREGON HONEY BEER ( Pages 3-4)

- -------------------------------------------------------------------------------
STATE         MARK                               GOODS
- -------------------------------------------------------------------------------

California    OREGON HONEY BEER                  Malt beverages, namely beer
                                                 and ale

              The mark consists of a banner
              and shield design, along with a
              decorative floral design, on
              which the following words appear:
              PORTLAND BREWING 1339 OREGON
              HONEY BEER BREWED WITH REAL HONEY
              BLONDISH GOLD AND LIGHT BODIED
- -------------------------------------------------------------------------------


Colorado      OREGON HONEY BEER                  Malt beverages, namely beer
                                                 and ale
- -------------------------------------------------------------------------------
Oregon        OREGON HONEY BEER                  Tap handles, point of sale
                                                 materials
                                                 advertising-t-shirts

              The mark consist of the words
              OREGON HONEY BEER- the word
              "OREGON" at top of mark with
              word "HONEY BEER" arched over
              word "BEER" outlined in oval
              shape "HONEY" word has a
              honeybee on the "H" in HONEY
- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

Oregon        OREGON HONEY BEER                  Beer & nonalcoholic drinks
              A shield with "Portland
              Brewing-Oregon"  with
              wording BLONDISH GOLD
              AND LIGHT BODIED OHB
              OFFERS A HINT OF
              HONEY FLAVOR WITH
              CRISP, DRY FINISH a
              banner extends over the shield
              with HONEY BEER
              BREWED WITH REAL
              HONEY

- -------------------------------------------------------------------------------

Washington    OREGON HONEY BEER                  Light beverages

              A shield with "Portland
              Brewing-Oregon"  with
              wording BLONDISH GOLD
              AND LIGHT BODIED OHB
              OFFERS A HINT OF
              HONEY FLAVOR WITH
              CRISP, DRY FINISH a
              banner extends over the shield
              with HONEY BEER BREWED WITH REAL
              HONEY
- -------------------------------------------------------------------------------